Sprout Social Announces Promotion of Ryan Barretto to President

Will Report to Chairman and CEO Justyn Howard

CHICAGO, December 28, 2020 – Sprout Social, Inc. (“Sprout Social”, the “Company”) (Nasdaq: SPT), an industry-leading provider of cloud-based social media management software, today announced the promotion of Ryan Barretto to President, effective immediately. Barretto, previously Sprout Social’s Senior Vice President of Global Sales, will continue to report to Chairman and CEO, Justyn Howard.

“I am grateful for this opportunity to help lead the next chapter in Sprout's story,“ said Ryan Barretto, President of Sprout Social, who will now oversee global sales, customer success and marketing. “I've been honored to be a part of Sprout's growth over the past four years particularly because it's been fueled by an equal commitment to both our employees' and customers' success. That foundation, and the leadership of Justyn and the other co-founders, has positioned us as a clear leader in the social media management category, which is poised for disruptive growth. I'm looking forward to partnering more closely with Justyn, the board, and our senior leadership team as we build on that success and create even more value for our employees, customers, partners and shareholders.”

Mr. Barretto joined Sprout Social in 2016 as SVP of Global Sales & Success and has built the foundation to scale from $30M in ARR to a fast-growing industry leader with greater than $140M in ARR. Barretto has served as a trusted member of the executive team leading go-to-market initiatives including the scaling of customer success, expansion into the enterprise segment, and the opening of international offices. Barretto was instrumental to the company’s IPO process and its crisp execution during Sprout’s first year public. Prior to Sprout, Barretto spent ten years with Salesforce.com, in a variety of leadership roles as the company scaled from $180M to more than $7B in annual sales; most recently, Barretto served as VP of Global Sales, Pardot.

“Ryan is a remarkable leader,” said Chairman and CEO, Justyn Howard, “He elevates the entire team and we would not be where we are without his leadership and commitment to our success. Ryan’s contributions have been significant not only in our go-to-market efforts, but in every corner of our business. I’m thrilled to partner with Ryan on the next chapter of our growth and tackling this market opportunity together.”

About Sprout Social
Sprout Social offers deep social media listening and analytics, social management, customer care, and advocacy solutions to more than 25,000 brands and agencies worldwide. Sprout’s suite of solutions supports every aspect of a cohesive social program and enables organizations of all sizes to extend their reach, amplify their brand and create the kind of real connection with their consumers that drives their businesses forward. Headquartered in Chicago, Sprout operates across major social and digital platforms, including Twitter, Facebook, Instagram, Pinterest, LinkedIn and Google.

Availability of Information on Sprout Social’s Website and Social Media Profiles
Investors and others should note that Sprout Social routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Sprout Social Investors website. We also intend to use the social media profiles listed below as a means of disclosing information about us to our customers, investors and the public. While not all of the information that the Company posts to the Sprout Social Investors website or to social media profiles is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Sprout Social to review the information that it shares at the Investors link located at the bottom of the page on www.sproutsocial.com and to regularly follow our social media profiles. Users may automatically receive email alerts and other information about Sprout Social when enrolling an email address by visiting "Email Alerts" in the "Shareholder Services" section of Sprout Social's Investor website at https://investors.sproutsocial.com/.

Social Media Profiles:
www.twitter.com/SproutSocial

www.facebook.com/SproutSocialInc
www.linkedin.com/company/sprout-social-inc-/
www.instagram.com/sproutsocial

Contact

Media:
Kristin Johnson
Email:pr@sproutsocial.com
Phone: (312) 281-2073

Investors:
Jason Rechel
Email: jason.rechel@sproutsocial.com
Phone: (312) 528-9166